                                                                          Page 1
Chase Manhattan Grantor Trust 1996-A
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
                                                                 Statement to Certificateholders
                                                                 November 15 2000
        DISTRIBUTION IN DOLLARS
              ORIGINAL              PRIOR                                                                                  CURRENT
               FACE                 PRINCIPAL                                                       REALIZED    DEFERRED   PRINCIPAL
  CLASS       VALUE                 BALANCE          PRINCIPAL         INTEREST    TOTAL              LOSES     INTEREST   BALANCE
A             1,474,263,764.33      14,139,299.82    14,139,299.82     61,270.30   14,200,570.12       0.00       0.00      0.00
TOTALS        1,474,263,764.33      14,139,299.82    14,139,299.82     61,270.30   14,200,570.12       0.00       0.00      0.00


    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                              PASS-THROUGH RATES
                  PRIOR                                                                  CURRENT                           CURRENT
                  PRINCIPAL                                                              PRINCIPAL           CLASS         PASS THRU
 CLASS            FACTOR            PRINCIPAL         INTEREST         TOTAL             FACTOR                            RATE
A                 9.59075314        9.59075314        0.04155993       9.63231307        0.00000000           A            5.200000%
TOTALS            9.59075314        9.59075314        0.04155993       9.63231307        0.00000000






IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
ADMINISTRATOR LISTED BELOW:
Kimberly  Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

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                                                                          Page 2

Chase Manhattan Grantor Trust 1996-A
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

                                                                                   November 15 2000
                                                                                   MONTHLY REPORT

                                                                                   Due Period                                  57
                                                                                   Due Period Beginning Date             10/01/00
                                                                                   Due Period End Date                   10/31/00
                                                                                   Determination Date                    11/10/00

I.   Monthly Expense Summary
                A. Servicing Fee Disbursement                                                                           11,782.75
                B. Cash Collateral Account Expense                                                                           0.00
                C.  Total Expenses Paid  (per $1000 of Original Principal Amount)                                      0.00799229

II.  Cash Collateral Account Deposit Amount

III. Outstanding Advance Summary
                A.  From Prior Period                                                                                3,561,841.83
                B.  From Current Period                                                                              3,535,396.47
                C.  Change in Amount Between Periods (Line B - A)                                                      -26,445.36

IV.  Available Cash Collateral Account Information for Due Period
                A.  Available Cash Collateral Amount                                                                11,056,978.23
                B.  Available Cash Collateral Amount Percentage                                                      78.20032371%

V.   Available Cash Collateral Account Information for Next Period
                A.  Available Cash Collateral Amount                                                                         0.00
                B.  Available Cash Collateral Amount Percentage                                                       0.00000000%

VI.  Required Cash Collateral Amount
                A.  For the Current Collection Period                                                               11,056,978.23
                B.  For the Next Collection Period                                                                           0.00
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                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION


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                                                                          Page 3
Chase Manhattan Grantor Trust 1996-A
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

                                                                     November 15 2000

VII.  Payment Summary for Servicer
                A.  Monthly Servicing Fees
                                        1.  Scheduled Monthly Servicing Fee                                             11,782.75
                B.  Monthly Disbursements to Servicer
                                        1.  Monthly Servicing Fee and Unpaid Servicing Fee                              11,782.75
                                        2.  Reimbursed Advance Amount                                                   26,445.36
                                        3.  Net Investment Earnings on Certificate Account                                   0.00
                                        4.  Total    (Lines 1 thru 3)                                                   38,228.11
                C.  Advance by Servicer                                                                                      0.00
                D.  Net Disbursement to Seller (Lines B - C)                                                            38,228.11

VIII.  Certificate Account Surplus from Cert Acct to Cash Collateral Acct

IX.  Disbursements on Cash Collateral Loan
                A.  Interest Payment on Loan                                                                                 0.00
                B.  Fees and Expenses on Loan                                                                                0.00
                C.  Principal Payment on Loan                                                                                0.00

X.  Repayment to Seller
                A.  From Available Cash Collateral Funds                                                            11,117,515.19
                B.  From Certificate Account
                                        1.  Excess Funds                                                                 7,758.64
                                        2.  Certificate Amount Surplus                                                       0.00
                                        3.  Excess Amount ( Lines 1 -2)                                                  7,758.64
                C.  Excess Amount Paid Seller  (Lines A + B)                                                        11,125,273.83

XI.  Recoveries of Defaulted Receivables for Due Period
XII.  Recoveries of Interest Delinquencies for Due Period

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION